                                                                   EXHIBIT 10.36

                                 LEASE AGREEMENT


                               ARTICLE 1. RECITALS

         Section 1.01. This Lease Agreement is made effective as of February 1, 2001 by and between HILLTOWN PROPERTIES ("Landlord") and SCHEID VINEYARDS INC. ("Tenant") with respect to the following facts:

         A. The leased premises is presently subject to a lease by and between Landlord and Sysco Produce ("Sysco"), which lease expires August 31, 2001.

         B. Landlord, Tenant and Sysco have entered into an agreement whereby Landlord shall lease the subject premises to Tenant pursuant to the terms of this Lease; and Landlord shall absolve and release Sysco from any obligations under its lease of the premises incurred from and after the effective date of this Lease, i.e. February 1, 2001; and Sysco shall compensate Tenant, pursuant to separate agreement, in consideration of Tenant entering into this Lease on the subject premises.

         C. Tenant shall take the Premises subject to any existing sublease on a portion thereof to Terry Fleming.

                           ARTICLE 2. LEASED PREMISES

         Section 2.01. Landlord leases to Tenant, and Tenant hires from Landlord, for the term at the rental and upon the conditions in this Lease, real property in the County of Monterey, State of California consisting of an approximate 6,665 sq. ft. office building located at 305 Hilltown Road, Salinas, California 93908, including the parking lot serving such office building, all of which are referred to as Parcel A as shown on that Record of Survey recorded October 28, 1999 at Volume 23 of Surveys, Page 20, Official Records of Monterey County, California (A.P. No. 161-012-007). Such real property, including the building shall be called the "Premises".

                      ARTICLE 3. TERM OF LEASE AND RENEWAL

         Section 3.01. The term of this Lease shall be for a period of three (3) years, commencing on February 1, 2001 and expiring, unless sooner terminated, on January 31, 2004, which shall be called the "Term".

         Section 3.02.

               A. In the event Tenant shall not then be in default hereunder, Tenant shall have the right, not later than six (6) months prior to the date of the expiration of the term of this Lease, to renew the Term of this Lease for a further term of three (3) years from the date of the expiration of the Term of this Lease.
               B. Such election shall be made by Tenant by serving upon Landlord a notice in writing to the effect that Tenant elects to renew and extend the Term of this Lease for such extended term.

               C. Except for the redetermination of rental in accordance with the provisions set forth in Article 4, all other terms and conditions of the original lease agreement shall apply to any extended term.

        Section 3.03. Holding over after the expiration of the Term of this Lease, or any oral extension thereof, with the consent of Landlord shall be a tenancy from month to month, and the rentals and additional rentals upon the covenants, conditions, limitations and agreements are subject to the exceptions and reservations contained in this Lease.

                                 ARTICLE 4. RENT

        Section 4.01. For and during the Term of this Lease, Tenant shall pay to Landlord rent as follows. Rent shall be due and payable on the first day of each month.

               A. Monthly base rent equal to Eight Thousand Three Hundred Thirty One & 25/100 Dollars ($8,331.25), which is equal to One & 25/100 Dollar ($1.25) per square foot times 6,665 sq. ft.;

               B. For the six (6) month period from March 1, 2001 through August 31, 2001, the sum of Four Hundred Eight & 07/100 Dollars ($408.07) per month, which represents the remaining balance due to Landlord for tenant improvements made for the benefit of Sysco under the provisions of a previous Lease Renewal Agreement.

               C. Landlord acknowledges receipt of base rent for the month of February, 2001 from Sysco for the account of Tenant in the amount of Seven Thousand Six Hundred Seventy Seven & 41/100 Dollars ($7,677.41). The remaining balance of base rent for February, 2001 in the amount of Six Hundred Fifty Three & 84/100 Dollars ($653.84) shall be paid to Landlord by Tenant upon execution of this Lease.

        Section 4.02. The base monthly rental under Section 4.01.A of this Lease shall be adjusted upward at the end of each one (1) year period of the term hereof, including option periods, if any. The monthly rent shall be adjusted to reflect the increase, if any, in the cost of living by adding to such monthly rent an amount obtained by multiplying the then existing monthly rent by the percentage by which the level of the consumer price index for the San Francisco-Oakland Metropolitan Area for all Urban Consumers as reported by the Bureau of Labor Statistics of the United States Department of Labor, has increased during the previous one (1) year period. For calculating such increase, the base index shall be the index for the month in which the term of this lease commences. Said base index shall be compared with the index for the month of the first (1st) anniversary of the term of this Lease to determine the percentage increase. Thereafter, on each subsequent anniversary, the index published for said anniversary month shall be compared with the index for the same month of the preceding year to determine each subsequent increase. Landlord shall notify Lessee in writing of the new monthly rent payable under the lease based upon the cost of living increase, which monthly rental shall thereafter be payable by Lessee under the next annual adjustment pursuant to this provision. In no event will the amount of monthly rent be decreased under this provision.

                         ARTICLE 5. UTILITIES AND TAXES

         Section 5.01. Tenant shall pay for telephone service, all electricity supplied to and used on the Premises by Tenant, and all energy costs incurred for air conditioning and heating the Premises, and all other utilities supplied to the premises, including water service, sewage disposal, garbage service and cable television.

         Section 5.02. Tenant shall pay prior to delinquency all special assessments and real property taxes levied or assessed upon the Property during the Term.

                          ARTICLE 6. USE AND OCCUPANCY

         Section 6.01. Tenant shall use the Premises solely for administrative office use, and for no other purpose without the prior written consent of Landlord.

         Section 6.02. Tenant shall comply with and conform to all laws and regulations, municipal, state and federal, and any and all requirements and orders of any municipal, state or federal board or authority, present or future, in any way relating to the condition, use or occupancy of the Premises throughout the entire term of this Lease.

         Section 6.03. Tenant agrees, in using the Premises:

                    A. Not to commit any waste or suffer any waste to be committed upon the Premises;

                    B. Not to commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Premises or any occupant of nearby property; and

                    C. Not to keep, or use on the Premises any article, or conduct any activity which may be prohibited by the standard form of fire insurance policy, and if Tenant does keep or use any such article, or if any acts are performed on the Premises by Tenant which increase the rate of fire insurance premiums upon the building occupied by Tenant, Tenant agrees to pay to Landlord the amount of increase in fire insurance premiums attributable thereto on demand.

                         ARTICLE 7. HAZARDOUS MATERIALS

         Section 7.01. Tenant shall not at any time during the term use, generate, store or dispose of, on, under or about the premises any hazardous substance, hazardous material, hazardous waste, toxic substance, pollutant, contaminant or related materials ("Hazardous Materials") except: (i) Hazardous Materials held by Tenant for use in the ordinary course of the business of Tenant; and (ii) ordinary and customary janitorial materials and cleaning supplies.

         Section 7.02. The term "Hazardous Materials" shall mean those substances defined as "hazardous substances", "hazardous materials", "toxic substances", "hazardous wastes", "extremely hazardous wastes" or "restricted hazardous wastes" or defined in similar terms as materials which are hazardous to the environment under the laws of the Untied States and the laws of the State of California.

         Section 7.03. Tenant, at Tenant's sole cost and expense, shall comply with all rules, regulations, ordinances, statutes and laws of all county, municipal, state, federal and other governmental authorities now or hereafter in effect pertaining to any Hazardous Materials which are used, generated, stored or disposed on, under, or about the Premises by Tenant, its employees, agents, contractors, suppliers, customers or other invitees, or under the control of or at the direction of Tenant.

         Section 7.04. Except as caused by the act or omission of Landlord, its employees, agents, contractors, suppliers or other invitees, or under the control of or at the direction of Landlord, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, actions, damages, liability and expense arising out of the use, generation, storage or disposal of hazardous materials on the premises at any time during the term of this Lease.

                              ARTICLE 8. FIXTURES

         Section 8.01. Tenant may install in and affix to the Premises such fixtures and equipment as Tenant deems desirable in the practice of his profession.

         Section 8.02. Not later than the expiration of the time within which under any provision of this Lease Tenant is required to surrender possession of the Premises to Landlord, Tenant may, and if prior to the expiration of such time Landlord gives written notice requiring Tenant to do so, Tenant shall remove all trade fixtures installed in the Premises by Tenant. All trade fixtures not removed within such time shall become and remain the property of Landlord. The removal of such trade fixtures shall be effected solely at the expense of Tenant and in a manner satisfactory to Landlord and without injury or damage to the Premises or the building, and Tenant covenants to repair immediately, at Tenant's expense, any injury or damage caused by such removal.


                  ARTICLE 9. ALTERATIONS, REPAIRS, RESTORATION

         Section 9.01.

                A. Tenant shall make no installations, additions, or improvements in or to the Premises, except as otherwise authorized in this Lease, or structural alterations or changes either to the interior or exterior of the building initially constructed on the Premises, or in the bearing walls, supports, beams or foundations, without the written consent of Landlord.

                B. Plans and specifications showing such proposed installations, additions or improvements, and alterations and changes, shall be submitted to Landlord for approval upon the application for such consent.

                C. All installations, additions or improvements and alterations and changes made, with the written consent of Landlord, shall be made at the cost and expense of Tenant, under the supervision of an architect or engineer satisfactory to landlord.

                D. If during the Term of this Lease any additions, alterations or improvements in or to the Premises, as distinguished from repairs, are required by any governmental authority or any law, ordinance or governmental regulation because of the use to which the Premises are put by Tenant and not by reason of the character or structure of the building, they shall be made and paid for by Tenant.

                 E. All alterations, additions or improvements which are made in or to the Premises shall be surrendered with the Premises upon the termination of this Lease, unless prior to such termination Landlord gives Tenant written notice to remove some or all thereof, in which case Tenant shall cause the items so designated to be removed and the Premises to be restored to their original condition, all at the expense of Tenant.

         Section. 9.02. Landlord agrees to keep in good order, condition and repair the foundations, exterior walls, downspouts, gutters and roof of the building on the premises and the plumbing and sewage system outside said building (but excluding the exterior and interior of all windows, doors, plate glass, and showcases), and the parking lot; provided, however, Landlord shall not be obligated to repair any damage thereto caused by any act or negligence of Tenant or its employees, agents, invitees, licensees, or contractors. Landlord shall not be obligated to make any such repairs until after the expiration of ten (10) days' notice from Tenant to Landlord, stating the need for such repairs or maintenance. It is expressly understood and agreed that in the event Landlord shall fail to commence the making of such repairs or the performance of such maintenance as he is obligated to do by the terms hereof within thirty (30) days after the receipt of such notice, Tenant's sole right and remedy for such failure on the part of Landlord shall be after further notice to Landlord to cause such repairs to be made or such maintenance to be performed and to deduct the costs and expenses thereof from the fixed rent payable hereunder; provided that the amount of such deduction does not exceed the reasonable value of such repairs or maintenance.

         Section. 9.03.

                  A. Except for Landlord's obligation for repair and maintenance as set forth in Section 9.02, Tenant shall be responsible for all other maintenance and repair of the Premises and shall so maintain the Premises in good order and repair.

                  B. Tenant agrees to pay promptly for all labor done or materials furnished for any work of repair, maintenance, improvement, alteration or addition done by Tenant in connection with the Premises, and to keep and to hold the Premises free, clear and harmless of and from all liens that could arise by reason of any such work. If any such lien shall at any time be filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing the same, or if Tenant, in its discretion and in good faith, determines that such lien should be contested, Tenant shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to discharge the same, either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is or may be prescribed by law. Tenant shall repay to Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions hereof, including Landlord's cost, expenses and reasonable attorney's fees incurred by Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's interest in the real property, of which the Premises are a part, to liability under any mechanic's lien law.

                  C. Landlord shall at all times have the right to post and to keep posted on the demised premises such notices provided for under the laws of the State of California for the protection of the Premises from mechanic's liens or liens of a similar nature.

                         Section 9.04

                A. Should the building situated upon the Premises and the leasehold improvements be damaged or destroyed by fire, casualty or hazard, then if damage is so slight as not to interfere substantially with the Tenant's use of the Premises, then Tenant shall notify Landlord, who shall immediately undertake to make repairs to the building and improvements and restore the same to substantially the same condition as they were in immediately preceding such damage or destruction. Such work shall be done as rapidly as conditions permit. In the event such damage is so slight as not to interfere substantially with Tenant's use of the Premises, there shall be no abatement of rent.

                B. Should there be total or substantial destruction in such building and improvements so that the Premises are rendered unusable, either in whole or in part, either party shall have the right to terminate this Lease.

                C. In the event neither party elects to terminate this Lease, Landlord shall, to the extent of available insurance proceeds, repair or rebuild such building and improvements to substantially the same condition that they were in immediately preceding such damage or destruction.

                D. Tenant shall be entitled to a reasonable suspension or diminution of the fixed rent payable hereunder during the time required for restoration and repair according to the portion of the premises rendered unusable, taking into consideration the time and extent of interference with the usual conduct of Tenant's practice.

                E. Should either party elect to terminate this Lease, the proceeds of insurance shall be paid over to Landlord, and such insurance proceeds shall be and become the sole and absolute property of Landlord.

                F. Should neither party elect to terminate this Lease, Tenant shall deliver and pay over to Landlord all insurance proceeds which may be paid to him. Landlord shall hold the same in trust for the purpose of repairing or rebuilding such buildings and improvements to substantially the same condition that they were in immediately preceding such damage or destruction. In the event after such repair or rebuilding any of such insurance proceeds remains in the hands of Landlord, such balance shall be and become the sole and absolute property of Landlord.

                G. Tenantagrees to continue the operation of his business in the premises to the extent reasonably practicable from the standpoint of good business during any period of reconstruction or repair.

         Section 9.05. Upon execution of the Lease, Landlord agrees to provide to Tenant a reasonable allowance to be credited against Tenant's rental obligation, for commercial grade carpet and paint for the leased premises, in an amount to be agreed upon by the parties.

                            ARTICLE 10. CONDEMNATION

         Section 10.01. If during the Term hereof there shall be a "total taking" by a public authority under the power of eminent domain, then the leasehold estate of Tenant in the Premises shall cease and terminate as of the date actual physical possession thereof shall be taken. "Total taking" is defined to be the taking of the entire Premises under the power of eminent domain or a taking of so much of the Premises as to prevent or substantially impair the conduct of Tenant's business therein.

         Section 10.02. If during the Term hereof there shall be a partial taking of the Premises, this Lease shall terminate as to the portion of the Premises taken upon the date which actual possession of the portion of the Premises is taken pursuant to eminent domain proceedings, but this Lease shall continue in force and effect as to the remainder of the Premises. The minimum annual rental payable by Tenant for the balance of the term shall be equitably abated based upon the portion of the Premises taken "Partial taking" is defined to be the taking of only a portion of the Premises under the power of eminent domain which does not constitute a "total taking" as defined above in Section 10.01.

         Section 10.03. All compensation and damages awarded for the taking of the Premises, or any portion or portions thereof, shall, except as otherwise herein provided, belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold hereunder or for the value of any unexpired term of this Lease; provided, however, Tenant shall be entitled to any award that may be made for the taking of or injury to, or on account of any cost or loss Tenant may sustain in the removal of Tenant's merchandise, fixtures, equipment and furnishings.

         Section 10.04. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Article 10, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken, shall be paid up to the date upon which actual physical possession shall be taken by the condemnor, and the parties shall thereupon be released from all further liability in relation thereto.

                       ARTICLE 11. INDEMNITY AND INSURANCE

         Section 11.01.

                  A. Landlord shall not be liable at any time for any loss, damage or injury to the property or person of any person whomsoever at any time occasioned by or arising out of any act or omission of the Tenant, or of anyone holding under Tenant or the occupancy or use of the Premises or any part thereof or the parking lot by or under the Tenant, or directly or indirectly from any state or condition of the Premises or any part during the Term of this Lease.


                  B. Notwithstanding anything to the contrary in this Lease and, irrespective of any insurance carried by Tenant for the benefit of Landlord, Tenant agrees to protect, indemnify, and hold Landlord and the Premises harmless from any and all damages or liabilities of whatsoever nature arising under the terms of this Lease or arising out of or in connection with the operation carried on by Tenant on, or the use or occupancy of, the Premises.

        Section 11.02. The Tenant shall carry and maintain, during the entire ten-n hereof, at Tenant's sole cost and expense, the following types of insurance, in the amount specified and in the form provided for in this section:

               A. Tenant shall procure, at Tenant's own expense, on or before the date of the commencement of the term of this Lease, and shall maintain continuously during the entire term hereof, public liability insurance in the amount of $2,000,000 combined single limit for the injury or death of any number of persons or property damage. The policy or policies of insurance shall provide, that among the persons insured thereunder shall be included Landlord and all other persons whom Landlord may be required to keep insured. The amount of such insurance shall be increased from time to time to meet adequate levels of insurance for comparable operations.

               B. During the term of this Lease, Tenant agrees, at its own expense, to insure and keep insured the building and all the improvements on the premises against loss or damage by fire and such other hazards as are embraced by the standard extended coverage endorsement approved for use in the State of California, in an amount not less than ninety percent (90%) of the replacement cost of the building and all the improvements on the premises (excluding foundations).

               C. Tenant shall be responsible, at Tenant's own expense, to insure and keep insured all of Tenant's personal property and contents maintained on the leased premises.

         Section 11.03.

               A. All policies of insurance to be provided for herein by Tenant shall be issued by companies having not less than Best's AAA rating and shall be issued in the names of the Tenant and the Landlord and for the mutual and joint benefit and protection of the parties. All public liability and property damage policies shall contain a provision that the Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss, injury or damage to Landlord, its servants, agents and employees by reason of the negligence of the Tenant.


               B. Tenant shall deliver to Landlord policies evidencing the insurance procured by Tenant, or to deliver in lieu thereof certificates of coverage from the insurance company or companies writing the policy or policies of insurance, which certificates shall, among other things, designate the company writing the same, the number, amount, and provisions thereof Upon Landlord's written request, duplicate copies of such certificates of insurance shall be delivered to Landlord's mortgages.

               C. Tenant agrees that on or before ten (10) days prior to expiration of any insurance policy, Tenant will deliver to Landlord written notification in the form of a receipt or other similar document from the applicable insurance company that said policy or policies have been renewed, or deliver certificates of coverage from another good and solvent insurance company for such coverage.

               D. Tenant shall procure an appropriate clause in, or an endorsement on, any policy of fire or extended coverage insurance provided herein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery against Landlord, and Tenant does hereby agree that it shall not make any claim against or seek to recover from Landlord any loss or damage to its property or the property of others, resulting from fire or other hazards covered by such fire and extended coverage insurance.

               E. Tenant shall, upon Landlord's written request, procure a mortgagee loss payable endorsement to the policies; provided, however, it is expressly understood that any policy proceeds paid to such mortgagee shall be available for reconstruction in accordance with the terms of this Lease.

                      ARTICLE 12. ASSIGNMENT AND SUBLEASING

         Section 12.01.

               A. Tenant shall not assign, mortgage or hypothecate this Lease in whole or in part, nor sublet all or any part of the leased Premises, without the prior written consent of Landlord in each instance. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Landlord's consent will not unreasonably be withheld.

               B. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant's assignee to assume in writing the obligations of Tenant under this Lease.

               C. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease be assigned, or if the leased Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, sub-tenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from further performance by Tenant of covenants on the part of Tenant.

                        ARTICLE 13. DEFAULT AND REMEDIES

         Section 13.01. This Lease shall be deemed repudiated and breached by Tenant if, during the Term of this Lease a petition to have Tenant adjudicated a bankrupt or a petition for reorganization or arrangement under any of the laws of the Untied States relating to bankruptcy, be filed by Tenant, or be filed against Tenant, and if so filed against Tenant not be dismissed, within thirty
(30) days from the date of such filing; the assets of Tenant be assumed by any trustee or other person pursuant to any judicial proceedings; Tenant becomes insolvent or makes an assignment for the benefit of creditors; Tenant commits any act of bankruptcy; or any corporate Tenant or assignee or successor in interest of Tenant commences proceedings for winding up.

         Section 13.02. Landlord may, at its option and without limiting Landlord in the exercise of any other right or remedy he may have on account of a default or breach by Tenant, exercise the rights and remedies specified in
Section 13.03 if:

                  A. Tenant defaults in the payment of any money agreed to be paid by Tenant to Landlord for rent or to be paid for taxes and assessments or for any other purpose under this Lease, and if such default continues for ten (10) days after written notice to Tenant by Landlord;

                  B. Tenant abandons the Premises for a period of thirty (30) days (a period of thirty (30) days' absence while Tenant shall be in default in rent shall be deemed an abandonment).

         Section 13.03. On any breach, default or abandonment Landlord may exercise any of the following rights:

                  A. Immediately re-enter and remove all persons and property from the leased Premises, storing the personal property in a public warehouse or elsewhere at the cost of, for the account of, and at the risk of Tenant. In the event of any such re-entry by Landlord, Landlord may make any repairs, additions or improvements in, to or upon the Premises which may be necessary or convenient; provided, however, that Landlord shall be entitled to recover from Tenant the expense of said repairs or alterations only to the extent necessary to restore the building to the condition it was in on the commencement of the term of the Lease, reasonable wear and tear excepted. In such instance, the lease will be terminated and Landlord will be entitled otherwise to recover all damages allowable under law or this Lease.

                  B. Terminate this Lease, in which event Tenant agrees to immediately surrender possession of the Premises, and to pay to Landlord, in addition to any other remedy Landlord may have, all damages Landlord may incur by reason of its defaults, including the cost of recovering the Premises.

         Section 13.04. The damages Landlord may recover include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceed the amount of such rental loss for the same period that Tenant proves could be reasonably avoided.

         Section 13.05. Landlord's failure to take advantage of any default or breach of covenant on the part of Tenant shall not be, or be construed as a waiver thereof, nor shall any custom or practice which may grow up between the parties in the course of administering this instrument be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant or condition hereof, or to exercise any rights given him on account of any such default. A waiver of a particular breach, or default, shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance of rent hereunder shall not be, or be construed to be, a waiver of any term, covenant or condition of this Lease.

         Section 13.06. The rights, powers, elections and remedies of the Landlord contained in this Lease shall be construed as cumulative and no one of them is or shall be considered exclusive of the other or exclusive of any rights or remedies allowed by law, and the exercise of one or more rights, powers, elections or remedies shall not impair Landlord's right to exercise any other.

         Section 13.07. Nothing herein shall prevent Landlord from exercising the remedy provided under California CODE OF CIVIL PROCEDURE Section 1161 et seq. of serving a three day notice to quit and pursuing a subsequent unlawful detainer action.


                         ARTICLE 14. LANDLORD'S GENERAL
                              PROTECTIVE PROVISIONS

         Section 14.01. Tenant shall peaceably give up and surrender to Landlord the Premises and every part thereof to Landlord at the termination of the Term of this Lease in as good a condition and repair as reasonable use and wear thereof will permit.

         Section 14.02. The voluntary or other surrender of this Lease by the Tenant, or mutual cancellation thereof, shall not work a merger and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of the Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

         Section 14.03. In the event of a sale or conveyance by the Landlord of the Premises or any part containing the Premises, Landlord shall be released from any future liability upon any of the covenants or conditions, expressed or implied, in favor of tenant, and in such event, the Tenant agrees to look solely to the responsibility of the successor in interest of the Landlord in and to this Lease.

         Section 14.04. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company to remove the cloud of this Lease from the real property.

                         ARTICLE 15. GENERAL PROVISIONS

         Section 15.01. All of the provisions of this Lease shall be deemed as running with the land, and construed to be "conditions" as well as "covenants" as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

         Section 15.02. No failure by either Landlord or Tenant to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement and term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

         Section 15.03. Time is of the essence of this Lease, and of each provision.

         Section 15.04. If either party shall be delayed or prevented from the performance of any act required by this Lease by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws, or regulations or other cause, without fault and beyond the reasonable control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay; and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided, however, nothing in this section shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant except as may be expressly provided elsewhere in this Lease.

         Section 15.05. Each and all of the covenants, conditions and restrictions in this Lease shall inure to the benefit of and shall be binding upon the successors in interest of Landlord, and subject to the restrictions of
Article 12, the authorized encumbrancers, assignees, transferees, subtenants, licensees, and other successors in interest of Tenant.

         Section 15.06. This Lease contains the entire agreement of the parties with respect to the matters covered by this Lease, and no other agreement, statement or promise made by any party, or to any employee, officer, or agent of any party, which is not contained in this Lease shall be binding or valid.

         Section 15.07. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 15.08. Should either party commence any legal action or proceeding against the other based on this Lease, the prevailing party shall be entitled to an award of attorney's fees.

         Section 15.09. This Lease is not subject to modification except in writing.

         Section 15.10.

                  A. All notices, demands or requests from one party to another may be personally delivered or sent by mail, certified or registered, postage prepaid, to the addresses stated in this section, and shall be deemed to have been given at the time of personal delivery or at the time of mailing.

                  B. All notices, demands or requests from Tenant to Landlord shall be given to Landlord at Post Office Box 398, Soledad, CA 93960.

                  C. All notices, demands or requests from Landlord to Tenant shall be given at 305 Hilltown, Salinas, CA 93908.

                  D. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this section.

                  ARTICLE 16. FIRST RIGHT OF OFFER TO PURCHASE

         Section 16.1. Provided Tenant is not in default, Tenant shall have a First Right of Offer to Purchase the premises during the Term or any extension thereof If Landlord proposes to sell the premises during the Term or any extension thereof, Landlord shall provide Tenant written notice of its intention to sell the Property, referred to as the "Notice of Sale". The Notice of Sale shall include Landlord's terms of a proposed sale. For a period of thirty (30) days after receiving the Notice of Sale, Tenant shall have the exclusive right to either accept or reject the terms proposed by landlord in the Notice of Sale. In the event that Landlord does not receive written notice from Tenant within said thirty (30) day period, then Tenant's First Right of Offer to Purchase shall be deemed expired, and Landlord may proceed to market the Property to any other prospective purchaser. If Tenant accepts Landlord's proposal but fails to complete the purchase in accordance with its terms, Landlord shall be free to sell the Property thereafter to anyone on any terms. Tenant's First Right of Offer to Purchase does not apply to a sale in connection within eminent domain, threat of condemnation or other non-voluntary sales, to interfamily or inter-ownership transfers, or to transfers by Landlord to a trust created by Landlord.

                                    LANDLORD:

                                        HILLTOWN PROPERTIES
                                        By: /s/ LOUIS HUNTINGTON
                                            -----------------------------------
Date: 3/9/01                            Title: OWNER
                                               --------------------------------

                                        TENANT:

                                        SCHEID VINEYARDS INC.
                                        By: /s/ SCOTT D. SCHEID
                                            -----------------------------------
Date: 3/5/01                            Title: CHIEF OPERATING OFFICER
                                               --------------------------------